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                                  EXHIBIT 99.1


         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                        COPI COLORADO, L. P., a Delaware limited
                                          partnership

                                        By:  CRESCENT OPERATING, INC.,
                                               a Delaware corporation

                                             By: /s/ Jeffrey L. Stevens
                                                 Jeffrey L. Stevens, Executive
                                                        Vice President

                                        CRESCENT OPERATING, INC.,
                                          a Delaware corporation

                                        By: /s/ Jeffrey L. Stevens
                                            Jeffrey L. Stevens, Executive
                                                 Vice President

                                        /s/ Gerald W. Haddock
                                        GERALD W. HADDOCK

                                        /s/ John C. Goff
                                        JOHN C. GOFF

                                        /s/ Harry H. Frampton, III
                                        HARRY H. FRAMPTON, III